Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Industrial Income Trust Inc., a Maryland corporation, which has filed a Registration Statement on Form S-11 (File No. 333-159445) (the “Registration Statement”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Tom McGonagle and Joshua J. Widoff, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered by the Registration Statement filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Stanley A. Moore Stanley A. Moore

3-1-2011 Date